Calculation of Filing Fee Tables
S-1
Rein Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock	457(o)			$ 57,500,000.00	0.0001381	$ 7,940.75
Fees to be Paid	2	Equity	Warrants to be issued to the representative of the underwriters	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common stock underlying warrants to be issued to the representative of the underwriters	457(o)			$ 2,587,500.00	0.0001381	$ 357.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 60,087,500.00		$ 8,298.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,298.08
Offering Note
[1]	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

[2]	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. (c) No registration fee required pursuant to Rule 457(g).

[3]	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. (d) We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 3% of the common stock issued in the offering. The representative's warrants are exercisable at a per share exercise price equal to 150% of the public offering price per share of the common stock offered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date